UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

Effective January 1, 2025, the Board of Directors (the “Board”) of Omega Healthcare Investors, Inc. (the “Company”) appointed Matthew Gourmand, previously the Company’s Senior Vice President of Corporate Strategy & Investor Relations, as President of the Company. In addition, the Board appointed Vikas Gupta, previously the Company’s Senior Vice President of Acquisitions & Development, as Chief Investment Officer of the Company.

Mr. Gourmand (age 49) has served as the Company’s Senior Vice President of Corporate Strategy & Investor Relations since October 2017. Prior to this, Mr. Gourmand spent 10 years as an equity portfolio manager at Millennium Partners and Stevens Capital Management. Mr. Gourmand spent three years as an equity research analyst at UBS and six years in the audit department of Deloitte where he qualified as a Chartered Accountant and a Certified Public Accountant. He earned an LLB in Law from University College, London, and holds the Chartered Financial Analyst (CFA) designation.

Mr. Gupta (age 43) has served as the Company’s Senior Vice President of Acquisitions & Development since April 2015. From 2003 to July 2011, Mr. Gupta served in various roles at CapitalSource Finance, most recently as a Sr. Loan Officer/VP, where he oversaw a portfolio of healthcare assets.

In connection with these appointments, the Compensation Committee of the Board approved new employment agreements effective January 1, 2025 for each of Mr. Gourmand and Mr. Gupta (the “New Employment Agreements”). Each New Employment Agreement provides for a term through December 31, 2027 and an annual base salary of $550,000 for Mr. Gourmand and $525,000 for Mr. Gupta, effective January 1, 2025 (subject to annual review for possible increase). Each New Employment Agreement provides that the executive officer’s annual bonus opportunity at the high level of performance will be set at 125% of annual base salary.

The New Employment Agreements provide for a potential amount of severance pay in the event of a termination without cause or with good reason (both, as defined in the New Employment Agreements) of (i) a multiple of two times of the sum of annual base salary and the three-year average annual bonus, and (ii) employer-paid group healthcare premiums for the executive officer and spouse and dependents for 18 months after termination of employment, or until such coverage terminates, if earlier. Both executive officers are subject to covenants regarding non-competition and non-solicitation of clients and employees post-termination of employment for a period of two years. The New Employment Agreements provide for a prorated annual bonus if the executive officer terminates employment due to death or disability.

Neither of Mr. Gourmand or Mr. Gupta have any family relationship with any director, executive officer or person chosen to become a director or executive officer of the Company, nor are there any arrangements or understandings between either of Mr. Gourmand or Mr. Gupta and any other person(s) pursuant to which they were selected to become an officer or director of the Company. There are no related party transactions between either of Mr. Gourmand or Mr. Gupta and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The description of the New Employment Agreements contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of each of the New Employment Agreements, respectively, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2025.

In conjunction with these promotions, the Company and Daniel J. Booth, the Company’s Chief Operating Officer, mutually agreed that Mr. Booth’s employment with the Company would terminate effective January 2, 2025.

The Company and its subsidiary Omega Asset Management, LLC entered into a Transition Agreement and Release (the “Transition Agreement”) as of January 1, 2025 with Mr. Booth in connection with his departure and transitioning of his responsibilities. The Transition Agreement provides that Mr. Booth will be entitled to receive the payments and benefits due in connection with a termination of employment by the Company without cause pursuant to his Employment Agreement, as amended, dated effective January 1, 2024, provided that vesting of his previously granted equity incentives shall be prorated through January 1, 2026, and he shall be entitled to certain continued benefits under his supplemental life insurance policy. In addition, pursuant to a Consulting Agreement entered into between the Company and Mr. Booth as of January 3, 2025, Mr. Booth has agreed to perform such consulting and advisory services from January 3, 2025 through January 1, 2026 as the Company may require in connection with transitioning Mr. Booth’s responsibilities, in exchange for consulting fee of $10,000 per month. All separation benefits are conditioned on Mr. Booth executing a general release of claims against the Company as well as his continued compliance with all applicable post-termination employee covenants.

The descriptions of the Transition Agreement and the Consulting Agreement contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Transition Agreement and the Consulting Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated in this Item 5.02 by reference.

Employment Agreement Amendments

As of January 1, 2025, the Company also entered into amendments of the employment agreements of each of the Company’s other named executive officers to extend the term of their respective employment agreements by one year to December 31, 2027 and revise their annual salaries in accordance with the annual review conducted by the Compensation Committee of the Board.

Item 7.01       Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the executive transitions described above. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Transition Agreement and Release, dated as of January 1, 2025, between Omega Healthcare Investors, Inc., Omega Asset Management LLC and Mr. Booth.
10.2	Consulting Agreement, dated as of January 3, 2025, between Omega Healthcare Investors, Inc., Omega Asset Management LLC and Mr. Booth.
99.1	Press release issued by the Company on January 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: January 6, 2025	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel